EXHIBIT 1

                             JOINT FILING AGREEMENT


         The undersigned hereby agree that the foregoing Schedule 13D may be filed on behalf of each of them.

January 10, 1997



                                    Matra Marconi Space UK Limited

                                    By:  Nicholas E. Franks, Managing Director

                                    /s/  Nicholas E. Franks*
                                    -------------------------------------


                                    MCN Sat U.S., Inc.

                                    By:  Claude Goumy, President and CEO

                                    /s/  Claude Goumy*
                                    -------------------------------------



/s/  J. Gail Bancroft
----------------------
*J. Gail Bancroft, Attorney-in-Fact


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